SUBSCRIPTION AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 16TH DAY OF OCTOBER, 1997

BY AND AMONG:                           SOCIETE INNOVATECH DU GRAND MONTREAL,  a
                                        body politic duly constituted  according
                                        to An Act respecting  Societe Innovatech
                                        du Grand Montreal,  R.S.Q.,  ch. S-17.2,
                                        having  its head  office  and  principal
                                        place  of   business   in  the  City  of
                                        Montreal, Province of Quebec,


                                        (hereinafter      referred     to     as
                                        "Innovatech")

                                        PARTY OF THE FIRST PART


AND: INDUSTRIES DEVMA INC. , a body politic and corporate, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter referred to as "Devma")

                                        PARTY OF THE SECOND PART


AND: FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q), a joint stock company, duly incorporated according to the Act establishing the Fonds de Solidarite des Travailleurs du Quebec (F.T.Q), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter referred to as "FSTQ")

                                        PARTY OF THE THIRD PART


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                                      - 2 -

AND: FONDS REGIONAL DE SOLIDARITE ILE DE MONTREAL, limited partnership, a limited partnership organized under the laws of the Province of Quebec, herein represented by Gestion du Fonds Regional de Solidarite Ile de Montreal Inc., its general partner, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                                        (hereinafter   referred   to  as  "Fonds
                                        Regional")

                                        PARTY OF THE FOURTH PART

AND: COMPOSITECH LTD., a body corporate, duly incorporated according to the laws of the State of Delaware, having its head office and principal place of business in the Hamlet of Hauppauge, State of New York,

                                        (hereinafter    referred   to   as   the
                                        "Corporation")

                                        PARTY OF THE FIFTH PART


SECTION 1 - PREAMBLE

1.1 WHEREAS each of Innovatech, Devma, FSTQ and Fonds Regional wishes to subscribe for Common Shares (as hereinafter defined), the whole at the price and on the terms and conditions hereinafter set out in this Agreement.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

SECTION 2 - INTERPRETATION

2.1     Definitions. In this Agreement:

2.1.1 "Actual Knowledge" - an individual will be deemed to have "Actual Knowledge" of a particular fact or other matter if:

        2.1.1.1 such individual is actually aware of such fact or other matter, or

        2.1.1.2 a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive review of the files, books and records of the Corporation.


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                                      - 3 -

        A Person (other than an individual) will be deemed to have "Actual Knowledge" of a particular fact or other matter if any individual who is serving as an officer of such Person has, or at any time had, Actual Knowledge of such fact or other matter;

2.1.2 "Agreement" means this Subscription Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

2.1.3 "Annual Report" means the Corporation's Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1996;

2.1.4 "Applicable Law" means any domestic or foreign federal, state, provincial, county, local, municipal and regional statute, law, ordinance, rule, regulation, restriction, regulatory policy or guideline, by-law (zoning or otherwise), principles of common law, civil law or equity, as well as Permits, Orders, decrees and rules (having the force of law), and any judgments or injunctions issued, prolongated, approved or entered thereunder, in each case, to which the given party is subject or bound or to which the given asset is subject;

2.1.5 "Assets" means all of the assets, rights and properties of the Corporation, of whatsoever nature, kind or description, including movable or immovable, real or personal, tangible or intangible;

2.1.6   "Balance Sheet Date" means December 31, 1996;

2.1.7 "Benefit Plans" means all pension, retirement, profit sharing, bonus, savings, compensation, incentive, severance, stock option, stock purchase, stock appreciation and other fringe benefit plans, programs, arrangements or practices covering any or all past or present employees, shareholders, directors or officers of the Corporation, other than group insurance, medical, dental, hospitalization, disability or death benefit plans;

2.1.8 "Books and Records" means all books of account, accounting records, files, data and writings and other financial information; lists and files of past, present and prospective customers and contacts, purchasing and marketing records, personnel and payroll records; and all data stored on computer support devices relating to any of the aforementioned materials;


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                                      - 4 -

Z2.1.9 "Budget and Projections" means the budget and projections of the Corporation set forth in a writing dated the date hereof identified to this paragraph 2.1.9;

2.1.10 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New York are not open for business during normal banking hours;

2.1.11 "Common Shares" means the shares of Common Stock as described in the Articles of Incorporation of the Corporation, as amended and restated;

2.1.12  "Compositech Canada" means Lamines CTEK Inc.;

2.1.13 "Compositech Canada Shareholders Agreement" means the shareholders agreement of even date herewith among the parties hereto and Compositech Canada setting forth the terms and conditions which will govern the relationship of the parties hereto as shareholders of Compositech Canada;

2.1.14 "Contracts" means all agreements, obligations and undertakings of whatsoever nature, kind or description;

2.1.15  "Devma Shares" has the meaning ascribed thereto in subsection 3.3;

2.1.16 "dollar", "dollars" and the sign "$" each mean, unless otherwise indicated, lawful money of the United States;

2.1.17  "ERISA" shall have the meaning ascribed thereto in subsection 4.2.22.2;

2.1.18 "Encumbrances" means any encumbrance of any nature, kind or description whatever and includes a security interest, mortgage, lien, hypothecation, pledge, prior claim, assignment, charge, trust or deemed trust (whether contractual, statutory or howsoever otherwise arising), voting trust or pooling agreement with respect to securities, right of first refusal, easement, servitude, restrictive covenant, encroachment or other survey or title defect, any adverse claim or any other right, option or claim of any Person of any nature, kind or description whatever, or any covenant or other agreement, restriction or limitation on transferability;

2.1.19 "Environment" means surface waters, ground water, drinking water supply, land-surface, subsurface strata, air, both inside and outside of buildings and structures, and plant and animal life;

2.1.20 "Environmental Law" means any Applicable Law relating to the pollution or protection of the Environment;


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                                      - 5 -

2.1.21 "Equipment" means all furnishings, fixtures, machinery, equipment, tooling, spare parts, leasehold improvements, supplies, computer hardware, telephone systems, signs and all other tangible property, together with all related accessories and maintenance equipment, including without limitation, the Manufacturing Equipment;

2.1.22 "Exchange Rights" means the rights granted to each Investor under the Stock Exchange Agreement to exchange their shares in the capital stock of Compositech Canada for Common Shares;

2.1.23  "FSTQ Shares" has the meaning ascribed thereto in subsection 3.4;

2.1.24 "Financial Statements" means the audited financial statements of the Corporation for the fiscal year ended December 31, 1996, consisting of the balance sheet, statements of operations, statements of shareholders' equity and statements of cash flows of the Corporation as at or for the period ended December 31, 1996, a copy of which is contained in the Annual Report;

2.1.25   "Fonds Regional  Shares" has the meaning ascribed thereto in subsection
         3.5;

2.1.26 "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, consistently applied since the incorporation of the Corporation, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor institute, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States of America;

2.1.27 "Governmental Body" means (i) any domestic or foreign national, federal, provincial, state, county, local, municipal or other government or body,
        (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

2.1.28 "Hazardous Substances" means any toxic substance or waste, pollutant, contaminant, hazardous substance or waste, hazardous material, special waste, industrial waste, petroleum-derived substance or waste, or any constituent of any of same as such terms are regulated under or defined by any Environmental Law;


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                                      - 6 -

2.1.29 "including" and "includes" is to be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed as limiting any word or statement which precedes it to the specific or similar items or matters immediately following it;

2.1.30   "Information"   has  the  meaning   ascribed  thereto  in  subparagraph
         4.2.24.1;

2.1.31  "Innovatech   Shares"  shall  have  the  meaning   ascribed  thereto  in
        subsection 3.2;

2.1.32 "Integral Circuit" means laminates with integral circuits or printed circuit boards with integral circuits as described by the following claims or parts of such claims set forth in Licensor's patents Nos. 4,943,334, 5,037,691 and 5,478,421:

                        (i) claims 70-73 of U.S. Patent 4,943,334;

                        (ii) claims 16 and 26-30 of U.S.  Patent No.  4,943,334,
                provided that the conductive surface is in the form of a series of conductive line traces etched or formed between two or more pads (hereinafter called a "circuit") and further provided that the circuit is formed on the tooling and transferred to the laminate or printed circuit board during the molding process;

                        (iii) claims 7, 8, 36, 37, 42 and 43 of U.S.  Patent No.
                5,037,691, provided that the metal or metallic coating is in the form of a circuit; and

                        (iv) claims 4, 5, 8-11, 50, 64 and 73 of U.S. Patent No.
                5,478,421, provided that the metal or conductive surface is in the form of a circuit and further provided that the circuit is formed on the tooling and transferred to the laminate or printed circuit board during the molding process;

2.1.33 "Intellectual Property Rights" means, collectively:

                  2.1.33.1  all  intellectual   property  rights  of  whatsoever
                  nature, kind or description including:

                      2.1.33.1.1 all trade marks,  service marks, trade mark and service mark registrations, trade mark and service mark applications, rights under registered user agreements, trade names and other trade mark and service mark rights,

                      2.1.33.1.2 all   copyrights,    industrial   designs   and
                                 registrations    thereof    and    applications
                                 therefor,

                      2.1.33.1.3 all inventions,  patents,  patent  applications
                                 and  patent  rights   (including   any  patents
                                 issuing on such applications or rights),

                      2.1.33.1.4 all licenses, sub-licenses and franchises,

                      2.1.33.1.5 all   Trade   Secrets   and   proprietary   and
                                 confidential information,


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                                      - 7 -

                      2.1.33.1.6 all  computer   software  and  rights   related
                                 thereto,

                      2.1.33.1.7 all renewals,  modifications,  developments and extensions of any of the items listed in subsections 2.1.33.1.1 through 2.1.33.1.6
                                 (inclusively) hereof; and

                     2.1.33.2 all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures, and all licenses, agreements and other contracts and commitments relating to any of the foregoing;

2.1.34     "Investors"  means   Innovatech,   Devma,  FSTQ  and  Fonds  Regional
           collectively and "Investor" means either of them;

2.1.35 "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                      2.1.35.1 such individual is actually aware of such fact or other matter, or

                      2.1.35.2 a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                      A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, as an officer of such Person has, or at any time had, Knowledge of such fact or other matter;

2.1.36 "License Agreement" means that certain technology licensing agreement entered into between the Corporation and Compositech Canada on the date hereof by which the Corporation licenses and/or sub-licenses to Compositech Canada the Intellectual Property and Technology (as such terms are defined in the License Agreement);

2.1.37 "Manufacturing Equipment" means all machinery and equipment developed or used by the Corporation in order to manufacture Products;

2.1.38 "Material Applicable Laws" means the Applicable Laws which are material to the business or operations of the Corporation. Without limiting the generality of the foregoing, an Applicable Law will be deemed to be a Material Applicable Law if a breach thereof or non-compliance therewith would have a material adverse effect on the financial position of the Corporation;


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                                      - 8 -

2.1.39 "Material Assets" means the Assets which are, individually or in the aggregate, material to the business or operations of the Corporation;

2.1.40 "Material Contracts" means the Contracts which are, individually or in the aggregate, material to the business or operations of the Corporation, including, without limitation, those Contracts which are required to be listed in any Annual Report required to be filed on Form 10-KSB under the Securities Exchange Act of 1934 and by Item 601 of Regulation S-B under the Securities Exchange Act of 1934, as amended. Without limiting the generality of the foregoing, a Contract will be deemed to be a Material Contract if a breach or default thereunder would have a material adverse effect on the financial position of the Corporation;

2.1.41 "Material Permits" means the Permits which are material to the business or operations of the Corporation. Without limiting the generality of the foregoing, a Permit will be deemed to be a Material Permit if a breach or default in respect thereof or the failure to obtain or maintain such a Permit would have a material adverse effect of the financial position of the Corporation;

2.1.42 "Multi Layer Printed Circuit Boards" means the circuit boards defined in one or more of claims 18-26 and 63-68 of U.S. Patent No. 5,037,691 or the circuit boards produced using the process described in any of the claims of U.S. Patents Nos. 5,376,326 and 5,512,224;

2.1.43 "Maximum Indemnification Amount" has the meaning ascribed thereto in paragraph 6.11.4;

2.1.44 "Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any Governmental Body;

2.1.45 "ordinary course of business" means an action taken by a Person that is:

                      2.1.45.1 consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person,

                      2.1.45.2 not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person, and

                      2.1.45.3 similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal


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                                      - 9 -

                      day-to-day operations of other Persons that are in the same line of business as such Person;

2.1.46 "Permit" means any license, permit, certificate, authorization, approval, right, privilege, consent, concession or franchise issued, granted, conferred or otherwise created by a Governmental Body;

2.1.47 "Person" means an individual, corporation, company, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

2.1.48 "Premises" means the real property, together with all buildings, structures, fixtures and improvements thereon, covered by the Real Property Lease;

2.1.49 "Prime Rate" means the interest rate quoted publicly by the Corporation's regular bankers as the reference rate of interest for commercial demand loans made in US dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

2.1.50 "Principal Intellectual Property Rights" has the meaning ascribed thereto in subparagraph 4.2.24.2;

2.1.51 "Products" means laminates for printed wiring boards and all other uses developed and/or manufactured by the Corporation, provided, however, that Multi Layer Printed Circuit Boards and Integral Circuits shall not be deemed Products;

2.1.52 "Proxy Statement" means the proxy statement filed by the Corporation pursuant to Regulation 14A on May 15, 1997;

2.1.53 "Purchased Securities" means the Innovatech Shares, the Devma Shares, the FSTQ Shares and the Fonds Regional Shares;

2.1.54 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment;

2.1.55 "Real Property Lease" means the existing tenancy agreement, as amended, between the Corporation, as tenant, and Ricefield Number 6, as landlord, covering the Premises, a copy of which is contained in
           Exhibit 10.1 and 10.1.1 of the Registration Statement, the rights of Ricefield Number 6 in the Real Property Lease having been assigned to Reckson Operating Partnership, L.P. on December 5, 1996;



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                                     - 10 -

2.1.56 "Registration Statement" means the Corporation's registration statement No. 333-3564-NY on Form SB-2 under the Securities Act, declared effective on July 2, 1996 and all exhibits annexed thereto;

2.1.57 "Remedial Action" means all actions, whether voluntary or involuntary, necessary to comply with applicable Environmental Laws in order to i) clean up, remove, treat, cover or in any other manner adjust Hazardous Substances in the Environment or ii) perform remedial studies, investigations, restoration and post-remedial studies, investigations or monitoring on, about or in any of the Premises;

2.1.58 "Securities Act" means the Securities Act of 1933 (United States), as amended from time to time;

2.1.59 "Share Adjustment" means (i) any subdivision, redivision or change of the outstanding Common Shares into a greater number of Common Shares or
         (ii) any reduction, combination or consolidation of the outstanding Common Shares into a smaller number of Common Shares;

2.1.60 "Stock Exchange Agreement" means the stock exchange agreement of even date among the Investors and the Corporation, providing inter alia for the exchange by the Investors of the shares of the capital stock of Compositech Canada held by them for Common Shares;

2.1.61 "Subscription Agreement in Compositech Canada" means the subscription agreement of even date among the Investors and Compositech Canada setting forth the rights and obligations of each of the Investors with respect to its subscription for shares in the capital stock of Compositech Canada;

2.1.62 "Tax Returns" means all reports, returns or other information, or any amendment thereof, required to be filed in connection with any Taxes;

2.1.63 "Taxes" means all taxes, foreign or domestic, whether federal, state, provincial, county, local, municipal or otherwise (including income, profit, corporation, business, excise, sales, goods and services, value-added, franchise, withholding, capital, transfer, stamp, unemployment compensation, payroll, property, and duties), whether or not measured in whole or in part by net income, and including interest and penalties with respect thereto;

2.1.64 "Trade Secrets" means information and data which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, including without limitation, a writing of the Corporation dated the date hereof, containing certain documents and information which are specifically identified to particular sections of this Agreement, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

2.6 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by each of the parties hereto.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.9 Preamble. The preamble hereof shall form an integral part of this Agreement.

2.10 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

2.11 Currency. Unless otherwise specified, all statements of or references to dollar amounts in this Agreement are of or to the lawful currency of the United States.

SECTION 3 - SUBSCRIPTIONS FOR SHARES

3.1 Investors' Subscription. Each Investor hereby subscribes for the number of Common Shares of the Corporation's share capital set forth hereinafter at the aggregate subscription price set forth hereinafter. The Corporation hereby accepts the subscription of each Investor for their Common Shares, subject to the terms and conditions contained herein.

===============================================================================
   Investor      Number of Common Shares                    Aggregate Price
-------------------------------------------------------------------------------
Innovatech       533,095                                  $ 3,749,992.96562 Cdn
-------------------------------------------------------------------------------
Devma            533,095                                  $ 3,749,992.96562 Cdn
-------------------------------------------------------------------------------
FSTQ             1                                        $ 7.03438         Cdn
-------------------------------------------------------------------------------
Fonds Regional   1                                        $ 7.03438         Cdn
===============================================================================

3.2 Payment and Issue of Innovatech Shares. Innovatech hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1 vis-a-vis Innovatech for the number of Common Shares set forth vis-a-vis Innovatech (the "Innovatech Shares"), and the Corporation shall, upon receipt of such aggregate subscription price, issue the Innovatech Shares to Innovatech and deliver share certificates representing same.

3.3 Payment and Issue of Devma Shares. Devma hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1 vis-a-vis Devma for the number of Common Shares set forth vis-a-vis Devma (the "Devma Shares"), and the Corporation shall, upon receipt of such aggregate subscription price, issue the Devma Shares to Devma and deliver share certificates representing same.

3.4 Payment and Issue of FSTQ Shares. FSTQ hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1 vis-a-vis FSTQ for the number of Common Shares set forth vis-a-vis FSTQ (the "FSTQ Shares"), and the Corporation shall, upon receipt of such aggregate subscription price, issue the FSTQ Shares to FSTQ and deliver share certificates representing same.

3.5 Payment and Issue of Fonds Regional Shares. Fonds Regional hereby agrees to remit to the Corporation on the date hereof the aggregate subscription price set forth in subsection 3.1 vis-a-vis Fonds Regional for the number of Common Shares set forth vis-a-vis Fonds Regional (the "Fonds Regional Shares"), and the Corporation shall, upon receipt of such aggregate subscription price, issue the Fonds Regional Shares to Fonds Regional and deliver share certificates representing same.

3.6 Subscription by the Corporation for Class "B" common shares of Compositech Canada. The Corporation hereby acknowledges and confirms that it is a condition precedent to the subscriptions by the Investors for the Purchased Securities hereunder that the aggregate subscription prices paid by the Investors to the Corporation be used exclusively and in their entirety by the Corporation to subscribe for Class "B" common shares of Compositech Canada in the manner provided for in the subscription agreement dated the date hereof between the Corporation and Compositech Canada, and the Corporation hereby directs the Investors to remit the aggregate subscription prices for the Purchased Securities directly to Compositech Canada for such purpose.

SECTION 4 - REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS

4.1 Representations, Warranties and Acknowledgements of the Investors. Each Investor (with respect to itself, and not with respect to the other Investors) hereby represents and warrants, severally and not jointly, to the Corporation and to the other Investors, and acknowledges and confirms that the Corporation and the other Investors, are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

4.1.1 such Investor is duly incorporated, constituted or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or under the laws pursuant to which it was constituted or formed;

4.1.2 such Investor has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by such Investor and the performance by such Investor of its obligations hereunder have been duly authorized by all necessary action on its part and do not require any action or consent of, any registration with, or notification to any Person, or any action or consent under any laws of the Province of Quebec or of Canada to which such Investor is subject;

4.1.3 the execution of this Agreement, the consummation of the transactions contemplated herein, the performance by such Investor of its obligations hereunder and the compliance by it with this Agreement do not:

         4.1.3.1 violate, contravene or breach, or constitute a default under, the constating documents, law or by-laws of such Investor;

         4.1.3.2 violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instruments, or commitment to which such Investor may be a party, or its properties may be subject, or by which it is bound or affected; or

         4.1.3.3 violate, contravene or breach any laws to which such Investor is subject;

4.1.4 neither such Investor nor any of its respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby;

4.1.5 such Investor is acquiring the Purchased Securities as provided in this Agreement for investment for its own account (or for the account of any of the other Investors), and not with the view to, or for resale in connection with, any distribution thereof;

4.1.6 such Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act;

4.1.7    each Investor hereby makes the following acknowledgements:

         4.1.7.1 it understands that the acquisition of Purchased Securities as provided in this Agreement has not been registered or qualified under the Securities Act or under any applicable U.S. state securities laws, but is being extended to such Investor pursuant to a specific exemption from the registration provisions of the Securities Act and such laws, the availability of which depends upon, among other things, the bona fide nature of its investment intent and the accuracy of the representations set forth in paragraph 4.1.5;

         4.1.7.2 it understands that the Purchased Securities acquired pursuant to this Agreement must be held by it indefinitely unless a subsequent disposition thereof is registered and/or qualified under the Securities Act and applicable U.S. state securities laws or, in the opinion of such Investor's counsel reasonably satisfactory to the Corporation, exempt from such registration and/or qualification;

4.1.8    it  understands  that  the  certificates   representing  its  Purchased
         Securities will bear a legend containing the restrictions referred to in subparagraph 4.1.7.2.

4.2 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants as follows to each of the Investors and acknowledges and confirms that the Investors are relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without such representations and warranties:

4.2.1 1933 Act Representation. The offer, issuance and sale of the Purchased Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act;

4.2.2 "Blue Sky" Law Compliance. The Corporation has made all filings and taken all actions necessary to comply with all "blue sky" laws with regard to the sale of the Purchased Securities as contemplated by this Agreement;

4.2.3 Corporate Organization and Authority. The Corporation is duly incorporated and organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. The Corporation is registered, licensed or otherwise qualified as an out of state or foreign corporation in good standing in any jurisdiction where not to be so registered, licensed or otherwise qualified and in good standing would have a material adverse affect on the business, the operations or Assets of the Corporation. The Corporation is registered, licensed or otherwise qualified to do business in the State of New York. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby will not, with or without the giving of notice and/or the passage of time, or both (i) violate any provision of Applicable Law, or require any consent, approval or authorization of, or any declaration, filing or registration with or notice to, any third party, Governmental Body or otherwise, (ii) result in the loss of any right under or conflict with or result in a default of any provision or termination of or accelerate the date of performance of any obligation under any Material Contract to which the Corporation may be a party or by which the Corporation or any of its Material Assets may be bound, or (iii) conflict with or result in a default of any provision or termination of any of the corporate documents or by-laws of the Corporation. This Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles;

4.2.4 Corporate Documents. Exhibit 3.1 of the Annual Report and Exhibit 3.3 of the Registration Statement contain true and complete copies of the corporate documents, including the authorized capital stock of the Corporation and by- laws, respectively, of the Corporation, neither of which has been amended and there is no application pending for the amendment of any of same. The minute books and corporate records of the Corporation, which have been made available to the Investor's solicitors for review prior to the date hereof, have been maintained in accordance with the Applicable Law and contain true and complete records of all the by-laws of the Corporation and all meetings and consents in lieu of meetings of the board of directors of the Corporation and its shareholders, and accurately and completely reflect all matters referred to in such minutes and consents. All resolutions contained in such records have been duly passed and all such meetings have been duly called and held. The share certificate books and the registers of shareholders, directors and transfers of the Corporation are complete and accurate;

4.2.5 Issued Shares. Immediately before giving effect to this Agreement and the Stock Exchange Agreement, the only issued and outstanding shares in the capital stock of the Corporation (and rights, options and warrants to acquire same) are as set out in a writing dated the date hereof identified to this paragraph. All such shares are validly issued, fully paid and non-assessable and all shares to be issued pursuant to this Agreement, upon receipt by the Corporation of the consideration in respect of such shares, will be validly issued, fully paid and non-assessable. There are no other outstanding shares, warrants, rights, options, securities convertible into shares of the capital stock of the Corporation or any other agreements or rights to purchase or subscribe for any shares of the capital stock of the Corporation or convert any obligation or shares into any shares of the capital stock of the Corporation and the Corporation has not agreed to issue or sell any shares of its capital stock or any securities of any kind except as set out in this Agreement and the Stock Exchange Agreement;

4.2.6 Subsidiaries. The Corporation has no subsidiary nor owns any equity or other interest in any corporation, partnership, joint venture or other entity;

4.2.7 Power and Authority. The Corporation has the requisite corporate power, authority and capacity to carry on its business and to own and operate its Assets.

4.2.8 Powers of Attorney. No Person holds any general or special power of attorney from the Corporation;

4.2.9 Financial Statements. The Financial Statements and the interim financial statements of the Corporation dated June 30, 1997, a copy of which is contained in Form 10-QSB for the quarterly period ended June 30, 1997:

         4.2.9.1 have been prepared in accordance with Generally Accepted Accounting Principles,

         4.2.9.2 are true and complete in all material respects,

         4.2.9.3 present fairly the assets and liabilities of the Corporation and present fairly the financial condition and the results of the operations of the Corporation, as at the dates thereof and for the periods covered thereby,

         4.2.9.4 present fairly proper accruals, as at the dates thereof and for the periods covered thereby, including accruals of amounts and other remuneration arrangements for employees of the Corporation (including management fees and employee incentives), which though not payable until a time after the end of the relevant period, are attributable to activities undertaken during that period,

         4.2.9.5 contain or reflect adequate reserves for all liabilities and obligations of the Corporation as at the dates thereof.

         No information has become available to the Corporation that would render the Financial Statements or the interim financial statements of the Corporation dated June 30, 1997 not fairly stated;

4.2.10 Undisclosed Liabilities of the Corporation. The Corporation has no liabilities of any kind except liabilities disclosed or provided for in the Financial Statements and liabilities incurred in the ordinary course of business since the Balance Sheet Date which are not, in the aggregate, material and adverse to its business, or to its financial condition or results of operations and do not constitute a violation, contravention or breach of any covenant, agreement or obligation contained in this Agreement or constitute a breach of any representation or warranty made in or pursuant to this Agreement;

4.2.11 Subsequent Activities of the Corporation. Except as disclosed in a writing dated the date hereof identified to this paragraph, since the Balance Sheet Date, there has not occurred any change in the condition, financial or otherwise, or prospects of the Corporation other than changes occurring in the ordinary course of business which changes, individually or in the aggregate, have not materially adversely affected its business, financial condition, results of operations or prospects; without limiting the generality of the foregoing, since the Balance Sheet Date, the Corporation has not, directly or indirectly:

         4.2.11.1 declared or paid any dividend on its capital stock or redeemed, purchased or otherwise acquired any shares of its capital stock, or otherwise reduced its paid up capital or altered its capital stock,

         4.2.11.2 entered into any Contract outside the ordinary course of business,

         4.2.11.3 increased the salary, benefits, bonuses or other compensation of its officers, directors or employees, except in the ordinary course of business or adopted any Benefit Plan,

         4.2.11.4 sold, leased, mortgaged, hypothecated, pledged or otherwise subjected any of its Material Assets to any Encumbrance,

         4.2.11.5 settled any liability, claim, dispute, proceedings, suit or appeal pending against it or any of its Material Assets,

         4.2.11.6 suffered any extraordinary loss,

         4.2.11.7 purchased or leased, or made any commitment to purchase or lease, any Assets, except for purchases of Equipment and supplies in the ordinary course of business,

         4.2.11.8 made any change in personnel practices, except in the ordinary course of business,

         4.2.11.9 cancelled or released any debts or claims,

         4.2.11.10 made any change in its accounting principles, policies or practices as heretofore applied, including the basis upon which its assets and liabilities are recorded on its books, its earnings are ascertained or the methods or rates of depreciation or amortization employed,

         4.2.11.11 reimbursed any loans or advances made to the Corporation by any shareholder, director or officer of the Corporation,

         4.2.11.12 violated any provision of any Material Contract to which it is a party or by which it or any of its Material Assets may be bound, or

         4.2.11.13  agreed  to do any of the  things  described  in  subsections
         4.2.11.1 through 4.2.11.12, inclusively, hereof;

4.2.12 Title to Assets. Except as disclosed in a writing dated the date hereof and identified to this paragraph, the Corporation is the legal and beneficial owner of, has good and marketable title to and possesses all its Assets free and clear of any Encumbrances;

4.2.13 Equipment. The Corporation owns or leases all Equipment necessary to conduct its business as presently conducted, all of which is located at the Premises. All of the Equipment (i) is in good working order and operating condition and has been regularly serviced and properly maintained and (ii) is adequate and sufficient for the continuing conduct of the business of the Corporation as now conducted. There are no outstanding work orders relating to any of the Equipment which have been received from or required by any applicable Governmental Body;

4.2.14 Assets. All the Assets owned or used by the Corporation are located at the Premises, except as disclosed in a writing dated the date hereof and identified to this paragraph.

4.2.15 Litigation. Except as disclosed in a writing dated the date hereof and identified to this paragraph, there is no existing or, to the Corporation's Knowledge, threatened claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding, including appeals and applications for review, in progress against, by, affecting or relating to the Corporation and/or any of its Assets. There is no state of facts, to the Corporation's Knowledge, which could provide a valid basis for any of the foregoing. There is not at present outstanding against, affecting or relating to the Corporation and/or its Assets any Order which adversely affects the Corporation in any way or that in any way relates to this Agreement or the transactions contemplated hereby;

4.2.16 Insurance. The Corporation has such policies of insurance, issued by responsible insurers, as are usually carried by persons engaged in business activities similar to the business activities of the Corporation, which includes all risk property insurance, public product liability insurance and general liability insurance, workers compensation insurance, fire insurance, directors' liability insurance and business interruption insurance. True and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Assets and the Corporation's business have been delivered to the Investors. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy. For any current claim that has not been settled or finally determined, the Corporation has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion such that the insurer would be entitled to terminate coverage or deny liability on any such claim. All such policies of insurance are in full force and effect. Except as disclosed in a writing dated the date hereof and identified to this paragraph, there have been no liability or other claims against the Corporation;

4.2.17   Real Property Lease and Premises

         4.2.17.1 The Real Property Lease, is the only lease, offer to lease, sublease, license or other agreement under which the Corporation uses or occupies or has the right to use or occupy, now or in the future, any immovable or real property or any buildings, structures, fixtures or improvements thereon,

         4.2.17.2 all of the land, buildings, structures and improvements currently used by the Corporation in the conduct of its business are included in the Real Property Lease,

         4.2.17.3 the Corporation has not entered into any sublease, license or other agreement granting to any Person any right to the possession, use, occupancy or enjoyment of the Premises or any portion thereof,

         4.2.17.4 there are no work orders of any applicable Governmental Body outstanding against the Premises and the Corporation has not received any deficiency notices, requests or written or oral advice of any breach of Applicable Law in respect of the foregoing which could, if not corrected, become such a work order or could require performance of work or expenditure of money to correct. The Premises are in compliance with the requirements of all insurance companies who have policies covering the Premises,

         4.2.17.5 all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Premises are in working order and operating condition. The continued existence, use, occupancy and operation of each such line and system is not dependent on the granting of any Permit, exception, approval or variance, and

         4.2.17.6 all Material Permits, as well as all approvals and authorizations from all insurance companies and fire rating organizations, required to have been issued to the Corporation to enable the Premises to be lawfully occupied and used by the Corporation for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect and no action by the Corporation is required in order that such certificates, permits, licenses, approvals and authorizations will remain valid following the completion of the transactions contemplated hereby;

4.2.18 Place of Business. The Corporation carries on business at the Premises and has no other place of business;

4.2.19   Environmental  Matters.  Without  limiting the generality of subsection
         4.2.15 or 4.2.26 hereof:

         4.2.19.1 the operations of, and the use of the Premises and Equipment by the Corporation are now and have been in compliance, in all material respects, with applicable Environmental Law, and the operations of and use of the Premises by any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises have, to the Knowledge of the Corporation, been in compliance, in all material respects, with applicable Environmental Law,

         4.2.19.2 Except as set forth in a writing dated the date hereof and identified to this subparagraph, the Corporation has obtained and holds all Material Permits required under applicable Environmental Law for the conduct of its operations and all such Material Permits are valid and in full force and effect. All documentation in connection with obtaining the Permit referred to in such writing has been filed with the appropriate authority or Governmental Body. The Corporation has not received any notice amending, revoking or replacing any Material Permits or requiring the issuance of any additional Permits. The

         Corporation has filed in a timely manner all reports, notifications and plans required pursuant to any such Material Permits,

         4.2.19.3 there has been no material Release by the Corporation (or to the Knowledge of the Corporation by any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises), of Hazardous Substances in, under or on the Premises and the Premises are free of any material contamination by the Corporation (or to the Knowledge of the Corporation by any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises) of the Environment by Hazardous Substances therein or thereon,

         4.2.19.4 the Corporation has not received, nor is it likely to receive as a result of the consummation of the transactions contemplated hereby, any notification pursuant to applicable Environmental Law that any of its current or past operations (or to the Knowledge of the Corporation those of any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises) or any by-product thereof or of the Premises, is or may be implicated in or subject to any proceeding, investigation, claim, lawsuit, order, agreement or evaluation by any Person as to whether i) any Remedial Action is or may be needed to respond to a Release or threatened Release of a Hazardous Substance into the Environment; ii) any recovery is sought from the Corporation or its directors, officers or other executives for any liability, damage or loss, or any action, suit or proceeding commenced against the Corporation, related to or arising from the current or past operations of the Corporation or the operation of the Premises; or iii) the Corporation is or may be a potentially responsible party for a Remedial Action, pursuant to applicable Environmental Law, and

         4.2.19.5 to the Knowledge of the Corporation there is no basis for any action, suit, claim, penalty, fine, investigation or proceeding with respect to any obligation of the Corporation to remediate conditions pursuant to applicable Environmental Law or any other potential source of liability for the Corporation or its directors, officers or other executives under applicable Environmental Law in connection with any Release of Hazardous Substance by the Corporation (or any predecessor in interest of the Corporation or any present or prior owner, lessee or occupant of the Premises);

4.2.20 Books and Records. The Books and Records of the Corporation are true and complete in all material respects;

4.2.21   Employees and Labour Relations.

         4.2.21.1 The Annual Report and Proxy Statement, contain a true and complete list of the employees of the Corporation who are officers, directors and/or shareholders of the Corporation detailing total remuneration and position held. All officers and employees of the Corporation received compensation from the Corporation solely in consideration of services performed on its behalf. The compensation of all officers and employees of the Corporation was paid entirely by the Corporation,

         4.2.21.2 Exhibits 10.24, 10.25 and 10.26 of the Registration Statement and the writing dated the date hereof and identified to this paragraph contain true and complete copies of all employment agreements of senior management to which the Corporation is a party. Without limiting the generality of subsection 4.2.23 hereof and except as disclosed in the writing dated the date hereof and identified to this paragraph, there is no employment or similar agreement to which the Corporation is a party providing for a specified notice of termination or fixed term of employment or requiring any deferred compensation or benefits to be paid or provided following such termination, except as provided in such employment agreements of senior management. To the Knowledge of the Corporation, none of the officers, directors or other key employees of the Corporation has any present intention to terminate his employment. There is no director, officer or employee of the Corporation who cannot be dismissed upon such notice as is required by Applicable Law. The Corporation and all employees are in material compliance with the terms and conditions of their employment agreements and each such agreement is in compliance with Applicable Laws,

         4.2.21.3 without limiting the generality of subsection 4.2.26 hereof, the Corporation is in compliance with all Material Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and human and civil rights,

         4.2.21.4 without limiting the generality of subsection 4.2.23 hereof, the Corporation is not bound by or subject to any collective bargaining agreement or collective bargaining obligation or selection of a collective bargaining representative for employees (or any ongoing organizing activity), order of any or other labour board, administration or Governmental Body,

         4.2.21.5 without limiting the generality of subsection 4.2.15 hereof, there are no labour disruptions pending or threatened against the Corporation and the Corporation is not involved in any controversy with any of its employees except in the ordinary course of business, and



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                                     - 23 -

         4.2.21.6 without limiting the generality of subsection 4.2.15 hereof, there has never been and there is not presently pending or existing any strike, slowdown, picketing, work stoppage, labour arbitration or proceeding in respect of any grievance of any employee or other labour dispute against, affecting or threatened against the Corporation, and there is no fact, condition or circumstance which could provide the basis therefor. No application for the certification of a collective bargaining unit has been instituted or is pending or threatened;

4.2.22   Benefit Plans.

         4.2.22.1  Exhibits  10.22 and 10.23 of the  Registration  Statement and
         Exhibit 1 of the Proxy Statement contain true and complete copies of all Benefit Plans maintained or contributed to by the Corporation or from which the employees of the Corporation benefit,

         4.2.22.2 Except as disclosed in a writing dated the date hereof and identified to this paragraph, the Corporation has not at any time contributed to (or been obligated to contribute to) any plan subject to Title IV or Part I of Title I of the United States Employee Retirement Income Security Act, 1974, as amended ("ERISA"). The Corporation is in compliance with ERISA, the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder. Without limiting the generality of subsection 4.2.26 hereof, each of the Benefit Plans listed in such exhibits has been maintained in compliance with its terms and all requirements prescribed by Applicable Law, are in good standing under all Applicable Law, and without limiting the generality of subsection 4.2.23 hereof, there are no outstanding defaults or violations by the Corporation of any obligation required to be performed by it in connection with any Benefit Plan.

         4.2.22.3 no promises or commitments have been made by the Corporation to amend any Benefit Plan or to provide increased benefits thereunder or to establish any Benefit Plan;

4.2.23 Material Contracts. The exhibits to the Registration Statement, the Annual Report and the Corporation's registration statement No. 333-32241 on Form S-3 under the Securities Act filed on July 28, 1997 contain true and complete copies of all Material Contracts to which the Corporation is a party or by which it or its Material Assets may be bound. The Corporation is not in violation of or in default with respect to and no event has occurred which, with lapse of time or action by a third party, or both, could result in violation of or a default with respect to any of the Material Contracts contained in such exhibits. Each of the Material Contracts contained in such exhibits is in full force and effect and valid, binding and enforceable in accordance with its terms and, to the

         Knowledge of the Corporation, all parties to such Material Contracts (other than the Corporation) are in compliance with their obligations thereunder. Neither of the Corporation and, to the Knowledge of the Corporation, none of the parties to such Material Contracts (other than the Corporation) intends to terminate its obligations under any of such Material Contracts;

4.2.24   Intellectual Property

         4.2.24.1  All  information  and   representations   (collectively   the
         "Information") given and made to the Investors by the Corporation herein or in a writing dated the date hereof and identified to this subparagraph, relating to the Principal Intellectual Property Rights (as hereinafter defined), the Manufacturing Equipment and the Products are complete and true, and all Information relates only to the Principal Intellectual Property Rights, the Manufacturing Equipment and the Products and not to any other Intellectual Property Rights of, or equipment or products manufactured by, the Corporation or any other Person.

         4.2.24.2 A true and complete list and copy of all Intellectual Property Rights of the Corporation except those specified in paragraphs
         2.1.33.1.5 and 2.1.33.2 and a true and complete list and copy in all material respects of the Intellectual Property Rights of the Corporation specified in paragraphs 2.1.33.1.5 and 2.1.33.2 related to, used in or useful for the research, development, manufacture, sale, lease, license and service of the Manufacturing Equipment and the Products and used in or useful for the conduct of its business are set forth in a writing dated the date hereof and identified to this subparagraph (the "Principal Intellectual Property Rights"), none of the applications and registrations in respect of which has been opposed or held unenforceable (except as set forth in a writing dated the date hereof and identified to this subparagraph) and each of which is in full force and effect. In addition, a true and complete list and copy of all Intellectual Property Rights of the Corporation (other than the Principal Intellectual Property Rights) are set forth in a writing dated the date hereof and identified to this subparagraph. Except as disclosed in a writing dated the date hereof and identified to this paragraph, the Corporation is the absolute owner of the applications and registrations in respect of the Principal Intellectual Property Rights. Except as set forth in such writing and for commonly available business software not material for the development and manufacturing of Products or Manufacturing Equipment, to the Actual Knowledge of the Corporation, the Corporation is the absolute owner of and has the right to exclude others from using the Principal Intellectual Property Rights, and the Corporation has the right to use and license the Principal Intellectual Property Rights, without making any payment to any Person or granting rights to any Person in exchange. The Corporation's patents and trademarks, as listed and explained in such writing, have been duly registered with, filed in or issued by, as the case may be, such Governmental Bodies as is indicated in such writing and, except as otherwise set forth in such writing, such registrations, filing and issuances remain in full force and effect. The Principal Intellectual Property Rights cover the technology used to develop and manufacture the Products and the Manufacturing Equipment. The Principal Intellectual Property Rights are sufficient for the lawful conduct, ownership and operation of the Corporation's business and to enable the research, development, manufacture, use, sale, lease, license and service of the Products and the Manufacturing Equipment as represented in the Information and to the Actual Knowledge of the Corporation, there are no Intellectual Property Rights of any Person which impair or prevent the development, manufacture, use, sale, lease, license and service of the Products and the Manufacturing Equipment, now existing or under development by the Corporation. The Corporation has, to its Actual Knowledge, the unabridged right to bring actions for the infringement of all of its Principal Intellectual Property Rights,

         4.2.24.3 without limiting the generality of subsection 4.2.3 hereof, the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not breach, violate or conflict with any instrument or agreement governing any of the Principal Intellectual Property Rights, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of the Principal Intellectual Property Rights or in any way impair the right of the Corporation to use, sell, license or dispose of or to bring any action for the infringement of any of the Principal Intellectual Property Rights or portion thereof,

         4.2.24.4 to the Knowledge of the Corporation, none of the Principal Intellectual Property Rights have been unlawfully derived, in part or in whole, from the Intellectual Property Rights of any other Person. All employees of, and consultants to, the Corporation have entered into agreements with the Corporation pursuant to which all Intellectual Property Rights developed by them in the course of and pursuant to their relationship with the Corporation belong solely, without any restrictions or obligations whatsoever, to the Corporation, and all such agreements are included in the Material Contracts. The Corporation has entered into confidentiality and non-disclosure agreements with all employees of the Corporation or consultants, third party developers or any other Persons with access to or knowledge of the Principal Intellectual Property Rights, other than with Persons who are obligated by law to maintain such information in confidence and attorneys and accountants who have ethical obligations to maintain such information in confidence. The Corporation has to its Knowledge taken all reasonable and practical steps sufficient to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of the information and data forming part of the Corporation's Trade Secrets. To the Knowledge of the Corporation, the essential information and data required to develop and manufacture the Manufacturing Equipment and the Products are Trade Secrets of the Corporation,

         4.2.24.5 none of the development, manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Corporation or currently under development or proposed to be developed by the Corporation, to the Knowledge of the Corporation, violates or will violate any Contract with any Person or, to the Actual Knowledge of the Corporation, infringes or will infringe any Intellectual Property Rights of any Person. Except as set forth in a writing identified to this subparagraph, there are no pending or to the Knowledge of the Corporation, threatened proceedings, litigation or other adverse claims affecting, or with respect to, any part of the Principal Intellectual Property Rights and, except as set forth in such writing, to the Knowledge of the Corporation, no Person is infringing any Principal Intellectual Property Right,

         4.2.24.6 except as set forth in such writing identified to this paragraph and except for the license granted pursuant to the License Agreement, no license or sub-license has been granted or other Contract has been entered into with respect to any of the Principal Intellectual Property Rights. The Corporation has not conducted business under any name other than its current corporate name;

         4.2.24.7 the license that will be granted to Compositech Canada by the Corporation on the date hereof pursuant to the License Agreement shall be validly granted and enforceable against the Corporation;

4.2.25 Related Transactions. Except as set forth in the Financial Statements, and except for current unpaid salaries, the Corporation has no indebtedness  to  any  of  its  shareholders,  directors,  officers  or employees, past or present, or to any Person not dealing at arm's-length with any of such Persons; and no shareholder, director, officer or employee, past or present, of the Corporation or any Person not dealing at arm's-length with any of such Persons has any indebtedness to the Corporation;

4.2.26 Compliance with Applicable Law. The Corporation has conducted and is conducting its business in compliance with all Material Applicable Laws, and the Corporation is not in breach of any Material Applicable Law, including any securities law;

4.2.27 Qualifications. The Corporation has not been required to suspend operations of its business or been liable for a fine or penalty as a result of the operation of its business. The Corporation has all Material Permits necessary for the conduct of its business and such Material Permits are validly issued, in full force and effect and the Corporation is in compliance therewith, and none of such Material Permits will be affected by the transactions contemplated hereby;

4.2.28   Absence of  Guarantees.  Without  limiting the generality of subsection
         4.2.23 hereof and except for commitments disclosed in the Financial Statements, the Corporation is not a party to or bound by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities (whether accrued, absolute, contingent or otherwise) or obligations of any Person;

4.2.29   Tax Matters.

         4.2.29.1 Tax Returns required by Applicable Law to be filed by, or with respect to the activities of the Corporation with applicable Governmental Bodies have been properly and timely filed with the appropriate Governmental Bodies and all such Tax Returns are true and complete and all Taxes shown to be due on such Tax Returns have been paid,

         4.2.29.2 with respect to the Corporation: i) there are no unpaid Taxes now due and no deficiency for Taxes has been assessed by any applicable Governmental Body, ii) no audit of any Tax Return is in progress or pending or threatened, and iii) no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any Taxes,

         4.2.29.3 all Taxes shown on all Tax Returns for which the Corporation is liable have been paid or accrued and adequately reserved on its Books and Records and financial statements (including the Financial Statements) of the Corporation. The Corporation is not taxed as an "S corporation" (within the meaning of Section 1361(a) of the United States Internal Revenue Code of 1986, as amended),

         4.2.29.4 none of the Tax Returns of the Corporation have ever been examined or audited by any taxing Governmental Body at any time, except as provided in subparagraph 4.2.29.2 hereof,

         4.2.29.5 the Corporation has never entered into any closing or similar agreement with any taxing Governmental Body,

         4.2.29.6 in each jurisdiction in which the Corporation is paying or has paid sales tax, sales tax audits have been conducted and completed through June 30, 1994,

         4.2.29.7 copies of all deficiencies, assessments and notices from all taxing Governmental Bodies, if any, have been delivered to the Investors,

         4.2.29.8 the Corporation was not a member of an entity required to file a federal partnership Tax Return that is expected to have taxable income for any taxable period beginning prior to the date hereof that is in excess of cash distributions of such income to be made after the date hereof,

         4.2.29.9 the Corporation has not adopted a plan of complete liquidation and no consent has been filed on behalf of any of them pursuant to
         Section 341(f) of the United States Internal Revenue Code of 1986, as amended, or any predecessor provision,

         4.2.29.10 the Corporation has not taken any action not in the ordinary course of business that would have the effect of deferring any Tax liability from any taxable period ending prior to the date hereof,

         4.2.29.11 without limiting the generality of the foregoing, the Corporation has collected all sales, goods and services and use taxes required to be collected and has remitted same on a timely basis to the appropriate Governmental Body, or has been furnished properly completed exemption certificates for all exempt transactions. The Corporation has in its possession all Books and Records, including supporting documents, required by Applicable Law regarding the collection and payment of all sales, goods and services and use taxes required to be collected and paid over and regarding all exempt transactions for all periods open under the applicable statutes of limitations as of the date hereof, and the Corporation has maintained all such Books and Records, including supporting documents, in the manner required by applicable sales, goods and services and use tax statutes and regulations,

         4.2.29.12 the Corporation has withheld from each payment made to each of its past and present shareholders, agents, employees, officers and directors all deductions required to be made therefrom and has paid same to the proper Governmental Body;

4.2.30 Accounts Receivable and Payable. A true and complete (i) trade accounts receivable listing of the Corporation as of June 30, 1997, and (ii) accounts payable listing of the Corporation as of August 21, 1997 are set forth in a writing dated the date hereof and identified to this paragraph. The accounts receivable of the Corporation reflected on the Financial Statements and those created after the Balance Sheet Date, are genuine and bona fide receivables which arose in the ordinary course of business, and net of reserves (which reserves are adequate and determined in accordance with Generally Accepted Accounting Principles, consistently applied) are collectible in full when due without any discount, set-off or counterclaim;

4.2.31 No Broker. Without limiting the generality of subsection 4.2.23 hereof and except as set forth in a writing dated the date hereof and identified to this paragraph, none of the directors of the Corporation or the Corporation has employed, nor is any of them subject to any claim of, any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement;

4.2.32   Accuracy of Information.

         4.2.32.1  The  Corporation  has made or  caused  to be made  reasonable inquiry with respect to each covenant, agreement, obligation, representation and warranty of the Corporation contained in this Agreement and any other document or certificate referred to herein or furnished by the Corporation to the Investors pursuant thereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties or documents or certificates contains any untrue statement of a material fact or omits to state a material fact necessary to make such covenant, agreement, obligation, representation, warranty or other document or certificate not misleading, and

         4.2.32.2 to its Knowledge, there is no fact, condition or circumstance which (i) materially adversely or in the future may (so far as the Corporation can now reasonably foresee) materially adversely affect the business, operations, properties, prospects, or condition of the Corporation or the ability of the Corporation to perform its covenants, agreements and obligations under this Agreement or (ii) relates to the business of the Corporation and might reasonably be expected to deter an Investor from entering into this Agreement or any other agreements entered into between the Investors and the Corporation on the date hereof;

4.2.33 Budget and Projections. The information contained in the Budget and Projections was prepared in good faith and represents the Corporation's reasonable estimates.

SECTION 5- SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1 Survival. Notwithstanding any investigation conducted prior or subsequent to the date hereof, the parties shall be entitled to rely upon the representations and warranties set forth herein and all representations and warranties made by, and all covenants, obligations and agreements of, the parties, under or pursuant to this Agreement or any other document or certificate delivered in connection therewith shall survive the date hereof.

SECTION 6 - INDEMNIFICATION

6.1      Definitions. As used in this Section :

6.1.1 "Additional Indemnity" means the additional indemnity payable to the Indemnified Party pursuant to subsection 6.5 hereof and calculated in accordance with such subsection;

6.1.2 "Claim" means any act, omission or state of facts and any demand, action, suit, proceeding, investigation, arbitration, trial, claim, assessment, judgment, settlement or compromise relating thereto which may give rise to a right to indemnification under subsection 6.2 or 6.3 hereof;

6.1.3 "Direct Claim" means any Claim by an Indemnified Party against an Indemnifying Party which does not result from a Third Party Claim;

6.1.4    "Indemnifying   Party"   means   any   party   obligated   to   provide
         indemnification under this Agreement;

6.1.5 "Indemnified Party" means any party entitled to indemnification under this Agreement;

6.1.6 "Indemnity Payment" means the aggregate amount of each Loss and Additional Indemnity required to be paid pursuant to subsection 6.2 or the amount of each Loss required to be paid pursuant to subsection 6.3 hereof;

6.1.7 "Loss" means any and all loss (including diminution in value), liability, damage (excluding punitive, exemplary, consequential, indirect and incidental damage), cost, expense, charge, fine, penalty or assessment (after taking into account any tax benefit actually received), resulting from or arising out of any Claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, damages, fines and penalties and reasonable attorneys', accountants' and experts' fees and expenses incurred in connection therewith;

6.1.8 "Proportion" means a fraction, the numerator of which is the number of Common Shares owned by the Indemnified Party and the denominator of which shall be the total of the Common Shares issued and outstanding; and

6.1.9 "Third Party Claim" means any Claim asserted against an Indemnified Party by any Person who is not a party to this Agreement.

6.2 Indemnification by the Corporation. The Corporation hereby agrees to indemnify and save and hold harmless each Investor from and against any Loss suffered or incurred, directly or indirectly, by such Investor as a result of, arising out of or relating to:

6.2.1 any violation, contravention or breach of any covenant, agreement or obligation of the Corporation under or pursuant to this Agreement or any other document or certificate delivered to such Investor by or on behalf of the Corporation in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.2.2 any incorrectness in, or breach of, any representation or warranty made by the Corporation in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to such Investor by or on behalf of the Corporation in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.3 Indemnification by Investors. Each Investor hereby agrees to, severally and not jointly with other Investors, each Investor having made the representations and warranties with respect to itself only, indemnify and save and hold harmless the Corporation from and against any Loss suffered or incurred, directly or indirectly, by it as a result of, arising out of or relating to:

6.3.1 any violation, contravention or breach of any covenant, agreement or obligation of such Investor under or pursuant to this Agreement or any other document or certificate delivered to the Corporation by or on behalf of such Investor in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event; and

6.3.2 any incorrectness in, or breach of, any representation or warranty made by such Investor in this Agreement, or made or to be made in any other document or certificate delivered or to be delivered to the Corporation by or on behalf of such Investor in connection therewith, as well as any Claim by any Person containing allegations which, if true, would constitute such an event.

6.4 Payment and Interest. The Indemnifying Party shall reimburse, on demand, to the Indemnified Party the amount of each Loss suffered or incurred by the Indemnified Party and, in the event that subsection 6.5 applies, shall pay, on demand, to the Indemnified Party the amount of the Additional Indemnity, the whole as of the date that the Indemnified Party incurs such Loss, together with interest on such amount(s) from the aforesaid date until payment in full at a rate per annum equal to the Prime Rate, plus two (2) percentage points. Interest shall be calculated and payable monthly on the last day of each month during which any amount in respect of any Loss, and/or any Additional Indemnity if applicable, remained unpaid, both before and after an arbitration award and/or judgment, with interest on overdue interest calculated and payable at the same rate. The interest payable in any month shall be calculated on the average amount of all amounts in respect of any Loss, and/or any Additional Indemnity if applicable, that remained unpaid at any time during such month. This amount shall be calculated by i) multiplying any amount in respect of each Loss that remained unpaid at any time during such month by the number of days that amount remained unpaid during such month and ii) dividing the aggregate of all such products by the number of days in such month. If such Claim is subsequently determined not to have been valid, the Indemnified Party shall reimburse the Indemnifying Party for the amount so paid together with interest at the Prime Rate per annum, plus two (2) percentage points, calculated and payable monthly as provided previously in this subsection, from the month such payment was made by the Indemnifying Party to the month in which the Indemnified Party repaid such amount.

6.5 Additional Indemnity. If the Corporation is the Indemnifying Party, in addition to the reimbursement to the Indemnified Party of the amount of each Loss suffered or incurred by the Indemnified Party as provided in subsection 6.4 hereof, the Indemnifying Party shall pay, on demand, to the Indemnified Party the Additional Indemnity, the whole as provided in subsection 6.4 hereof. The Additional Indemnity shall be calculated in accordance with the following formula:

                                        00 (n+1)
                                   AI = (SUM) x y
                                      n = 0

where:   AI  = Additional Indemnity
         x   = Loss
         y   = Proportion
         n   = 0, 1, 2, 3, 4 ...

Example: if   Loss        = $200,000
              Proportion  =  150,000  = 15 %
                           ---------
                           1,000,000

AI = (200,000 X 15%) + (200,000 X 15% X 15%) + (200,000 X 15% X 15% X 15%) ...

AI = $30,000 + $4,500 + $675 + $101.25 + $15.19 + $2.28 + $0.34 + $0.05 + $0.008

The Additional Indemnity payable to the Indemnified Party is an amount of $35,294.12

6.6 Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of each Claim which the Indemnified Party has determined has given or could give rise to indemnification under this
Section 6, describing such Claim in reasonable detail. In circumstances where the Indemnifying Party is notified of such Claim but not promptly, the Indemnifying Party shall not be relieved from any duty to indemnify and save and hold harmless which otherwise might exist with respect to such Claim unless (and only to that extent) the omission to notify promptly materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Section 6.

6.7 Defense of Third Party Claims. The Indemnifying Party shall have the right, after receipt of the Indemnified Party's notice under subsection 6.6 hereof with respect to a Third Party Claim and upon giving written notice to the Indemnified Party within ten (10) Business Days of such receipt, and subject to the rights of any insurer or other third party having potential liability therefor, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

6.7.1 the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense;

6.7.2 the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party;

6.7.3 the Indemnifying Party unconditionally acknowledges in writing its obligation to indemnify and save and hold the Indemnified Party harmless with respect to the Third Party Claim, if it is found that such obligation exists; and

6.7.4 legal counsel chosen by the Indemnifying Party is satisfactory to the Indemnified Party, acting reasonably.


6.8 Settlement of a Third Party Claim. The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

6.8.1 the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action;

6.8.2 the Indemnifying Party delivers to the Indemnified Party a letter of credit, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount of such compromise and settlement (including interest and costs, if any, payable pursuant thereto) as security for the payment thereof;

6.8.3 the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction and release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably; and

6.8.4 the Third Party Claim and any claim or liability of the Indemnified Party with respect to such Third Party Claim is being fully satisfied because of the compromise and settlement and the Indemnified Party is being released from any and all obligations or liabilities it may have with respect to the Third Party Claim.

6.9 Waiver of Right to Defend Third Party Claims. If the Indemnifying Party fails:

6.9.1 within fifteen (15) Business Days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with subsection 6.7 hereof, or

6.9.2 to comply at any time with any of subsections 6.7.1 through 6.7.4 (inclusively) hereof,

then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

6.10 Direct Claims. If the Indemnifying Party fails to respond in writing to any written notice of a Direct Claim given by the Indemnified Party pursuant to subsection 6.6 hereof, and fails to make an Indemnity Payment to the Indemnified Party within ten (10) Business Days thereof, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which event the Indemnified Party shall be free to pursue such rights, recourses and remedies as may be available to it.

6.11 De Minimis, Deductible and Maximum Payment. Notwithstanding anything contained herein:

6.11.1 the Investors shall not be entitled to indemnification arising under subsection 6.2.2 hereof unless the aggregate of all amounts payable by the Corporation in connection with its indemnification obligations thereunder exceeds ten thousand dollars ($10,000);

6.11.2 the Corporation shall not be entitled to indemnification arising under subsection 6.3.2 hereof unless the aggregate of all amounts payable by the Investors in connection with their indemnification obligations thereunder exceeds ten thousand dollars ($10,000);

6.11.3 the amounts payable by the Indemnifying Parties to the Indemnified Parties in connection with their indemnification obligations pursuant to subsection 6.2.2 or 6.3.2, as the case may be, are subject to a cumulative deductible of one hundred thousand dollars ($100,000). For purposes of clarity and without limiting the foregoing, the Indemnified Parties shall not be entitled to any payment unless the aggregate of all the amounts which should have been paid by the Indemnifying Parties to the Indemnified Parties in connection with their indemnification obligations pursuant to subsection 6.2.2 or 6.3.2, as the case may be, is greater than one hundred thousand dollars ($100,000);

6.11.4 the aggregate amount payable by the Corporation to an Investor in connection with the indemnification obligations pursuant to subsection
         6.2 shall be limited to the aggregate of the following amounts (the "Maximum Indemnification Amount") (i) the aggregate subscription price paid by such Investor for all of its Common Shares pursuant to this Agreement; (ii) the aggregate subscription price paid by such Investor for all of its shares in the capital stock of Compositech Canada pursuant to the Subscription Agreement in Compositech Canada; (iii) the aggregate subscription price paid by such Investor for all other shares subscribed for in the capital stock of Compositech Canada; (iv) the aggregate purchase price paid by such Investor for all shares in the capital stock of Compositech Canada purchased from the Corporation; (v) the aggregate amount loaned to Compositech Canada by such Investor;
         (vi) the aggregate amount paid by such Investor in connection with any guarantees furnished by it on behalf of Compositech Canada and (vii) all other costs and expenses incurred by such Investor in connection with the matters described in items (i) through (vi) above. In the event of a transfer by any Investor to (a) another Investor, (b) a Permitted Transferee (as defined in the Compositech Canada Shareholders Agreement) of such Investor, (c) a Governmental Body of or controlled by the Government of Quebec or (d) a limited partnership controlled by such Investor or by any Governmental Body of or controlled by the Government of Quebec or of which such Investor or any Governmental Body of or controlled by the Government of Quebec holds the majority of the limited partnership units, of any of the shares contemplated in items
         (i) through (iv) above and/or any of the indebtedness contemplated in items (v) and (vi) above, the Maximum Indemnification Amount in connection with such transferee shall be increased by the portion of the selling Investor's Maximum Indemnification Amount corresponding to the transferred shares and/or indebtedness and the Maximum
         Indemnification Amount of such selling Investor shall be reduced accordingly.

6.12 Right of Offset. Without in any way limiting the terms of this Section 6, each party shall have the right to offset against all amounts payable from time to time by it to any other party, howsoever arising, including under this Agreement, any amount owing by such other party pursuant to the indemnification obligations contained in this Agreement to the party intending to offset.

6.13 Cumulative Rights. The rights, recourses and remedies provided to an Indemnified Party under this Section 6 are cumulative with any other right, recourse and remedy such Indemnified Party may have or may hereafter acquire under Applicable Law, and any right, recourse or remedy of such Indemnified Party may be asserted completely against the Indemnifying Party, without regard to the rights, recourses or remedies the Indemnified Party may have against any other Person.

6.14 Representations and Warranties included in Subscription Agreement in Compositech Canada. The Corporation hereby agrees and confirms that the representations and warranties made by it in this Agreement apply in favour of the Investors as if made in the Subscription Agreement in Compositech Canada. The Corporation hereby acknowledges and confirms that the Investors are relying upon such representations and warranties in connection with the Subscription Agreement in Compositech Canada and would not have entered into the Subscription Agreement in Compositech Canada without such representations and warranties. Without in any way limiting the terms of this Section 6, the Corporation hereby agrees and confirms that any Loss suffered or incurred, directly or indirectly, by the Investors, in connection with their investments in Compositech Canada pursuant to the Subscription Agreement in Compositech Canada or otherwise shall be considered as a Loss for the purposes hereof.

SECTION 7 - COVENANTS OF THE CORPORATION

7.1 The Corporation hereby covenants and agrees that for as long as an Investor owns any Common Shares, it shall:

7.1.1 provide all financial information about the Corporation to such Investor in the same manner and on the same terms as provided to its other shareholders;

7.1.2 pay and discharge all Taxes, when due, unless the Corporation is contesting the payment of such Taxes in good faith;

7.1.3 keep its Equipment (and those of any of its subsidiaries) in good repair, working order and condition and keep its Assets properly insured;

7.1.4 keep and maintain Books and Records which are complete and accurate in all material respects, and keep and maintain complete and accurate Tax Returns;

7.1.5    comply with all Material Applicable Laws;

7.1.6 properly maintain and protect its corporate existence and Intellectual Property Rights; and

7.1.7 ensure that all its employees are bound by confidentiality agreements adequate to protect the Corporation's confidential information.

7.2 The Corporation hereby covenants and agrees that for as long as the Investors or one or more of the Investors own at least 710,794 Common Shares in the aggregate, it shall, at all reasonable times, allow such Investors to visit any of the Corporation's facilities, inspect the Corporation's Books and Records and the Assets located in such facilities and discuss with its officers the affairs and finances of the Corporation. The number of Common Shares specified above shall be adjusted to take into account changes to the Common Shares occurring from time to time from the date hereof. Such number of Common Shares (or any security or other property or rights such Common Shares may have become) shall be adjusted to take into account any Share Adjustment or Capital Reorganization (as such term is defined in the Stock Exchange Agreement) and the adjustments provided for herein are cumulative and shall be made successively whenever an event referred to in this subsection 7.2 occurs.

7.3 The Corporation hereby covenants and agrees to forthwith take all necessary action to list the Purchased Securities, to the extent not already listed, on the Nasdaq Small Cap Market and on such other securities exchange or over-the-counter market where the Corporation's Common Shares are listed.

SECTION 8 - GENERAL PROVISIONS

8.1 Further Documents. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.2 Default Interest. Subject to the provisions of subsection 6.4 hereof, if any party fails to pay any other party any amounts due hereunder within ten (10) days of the due date, the party owing such money shall pay to the party owed such money, from the date such amount was due, interest at the Prime Rate, plus two (2) percentage points, compounded monthly and payable on demand.

8.3 Successors and Assigns. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Notwithstanding any provision of this
Agreement, the representations and warranties of the Corporation set forth in subsection 4.2 hereof and the covenants of the Corporation set forth in Section 7 hereof shall not benefit any purchaser of any Purchased Securities, except if the purchaser is (i) already an Investor; (ii) a Permitted Transferee (as defined in the Compositech Canada Shareholders Agreement) of an Investor; (iii) a Governmental Body of or controlled by the Government of Quebec; or (iv) a limited partnership controlled by an Investor or by any Governmental Body of or controlled by the Government of Quebec or of which an Investor or any Governmental Body of or controlled by the Government of Quebec holds the majority of the limited partnership units.

8.4 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one or more arbitrators appointed in accordance with said rules, and to the exclusion of any courts, except for injunctive relief and any provisional remedy, including seizure before judgment or attachment, which may be obtained from any court or tribunal having jurisdiction. Any arbitration proceeding required pursuant to the terms thereof shall take place in New York, New York and shall be conducted in both the English and French language. The cost of the arbitration shall be borne in the manner provided for in the arbitration award.

8.5 Expenses. The parties hereto hereby acknowledge and confirm that all legal fees and expenses incurred by the Investors in connection with this Agreement, the Subscription Agreement in Compositech Canada and all other agreements entered into among the Investors, the Corporation and/or Compositech Canada on the date hereof shall be borne by the Investors and that all legal fees and expenses incurred by the Corporation in connection with this Agreement, the subscription by it for shares of Compositech Canada and all other agreements entered into among the Corporation, the Investors and/or Compositech Canada on the date hereof shall be borne by the Corporation.

8.6 Notices. All offers, acceptances, rejections, notices, requests, authorizations, permissions directions, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Devma:               INDUSTRIES DEVMA INC.
                           600,  de la  Gauchetiere  Street  West
                           Suite 1700
                           Montreal, Quebec
                           H3B 4L8

                           Attention: President

                           Telecopier: (514) 395-8055


if to Innovatech:          SOCIETE INNOVATECH DU GRAND MONTREAL
                           2020 University Avenue
                           Suite 1527
                           Montreal, Quebec
                           H3A 2A5

                           Attention: President

                           Telecopier: (514) 864-4220
if to FSTQ:                FONDS DE SOLIDARITE DES TRAVAILLEURS DU
                           QUEBEC (F.T.Q.)
                           8717 Berri Street
                           Montreal, Quebec
                           H2M 2T9

                           Attention: Vice President, Legal Affairs

                           Telecopier: (514) 383-2500

                           with a copy to: Senior Vice President, Investments

                           Telecopier: (514) 383-2505

if to Fonds Regional:      FONDS REGIONAL DE SOLIDARITE ILE DE MONTREAL,
                           limited partnership
                           255, St-Jacques Street West
                           3rd Floor
                           Montreal, Quebec
                           H2Y 1M6

                           Attention: Managing Director

                           Telecopier: (514) 845-0625

if to the Corporation:     COMPOSITECH LTD.
                           120 Ricefield Lane
                           Hauppauge, New York
                           11788-2008, U.S.A.

                           Attention: the President

                           Telecopier: (516) 436-5203
with a copy
in all cases to:           LAPOINTE ROSENSTEIN
                           1250 Rene-Levesque Blvd. West
                           Suite 1400
                           Montreal, Quebec
                           H3B 5E9

                           Attention: Perry Kliot

                           Telecopier: (514) 925-9001

with a copy
in all cases to:           DONOVAN, LEISURE, NEWTON & IRVINE
                           30 Rockefeller Plaza
                           New York, New York
                           10112

                           Attention: Edward F. Cox, Esq.

                           Telecopier: (212) 632-3315

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

8.7 Time of the essence. Time shall be of the essence in this Agreement.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

8.9 Language. The parties hereto state their express wish that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties expriment leur desir explicite a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.

     IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

INDUSTRIES DEVMA INC.


Per:
    ------------------------

Per:
    ------------------------



SOCIETE INNOVATECH DU GRAND MONTREAL


Per:
    ------------------------
    Hubert Manseau


FONDS DE SOLIDARITE DES TRAVAILLEURS DU QUEBEC (F.T.Q.)


Per:
    ------------------------



FONDS REGIONAL DE SOLIDARITE DE MONTREAL, limited partnership, by its general partner, Gestion du Fonds Regional de Solidarite Ile de Montreal Inc.


Per:
    ------------------------
    Danielle Blanchard


COMPOSITECH LTD.


Per: /s/Jonas Medney
    ------------------------
    Jonas Medney